                                                                     EXHIBIT 4.3


                          [Form of Rights Certificate]


            Certificate No. R-__________          __________ Rights

     NOT EXERCISABLE AFTER ____________ __, 2008 OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.005 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF ANY SUCH PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. THE RIGHTS SHALL NOT BE EXERCISABLE, AND SHALL BE VOID SO LONG AS HELD, BY A HOLDER IN ANY JURISDICTION WHERE THE REQUISITE QUALIFICATION TO THE ISSUANCE TO SUCH HOLDER, OR THE EXERCISE BY SUCH HOLDER, OF THE RIGHTS IN SUCH JURISDICTION SHALL NOT HAVE BEEN OBTAINED OR BE OBTAINABLE. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.] */
                  -

     THE SHARES OF CAPITAL STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL OWNERSHIP AND CONSTRUCTIVE OWNERSHIP AND TRANSFER PRIMARILY FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST (A "REIT") UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION'S CHARTER,
     (I) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF COMMON STOCK OF THE CORPORATION IN EXCESS OF 9.8 PERCENT (IN VALUE OR NUMBER OF SHARES) OF THE OUTSTANDING COMMON SHARES OF THE CORPORATION UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE) OR AN EXCLUDED HOLDER (IN WHICH CASE THE EXCLUDED HOLDER LIMIT SHALL BE APPLICABLE); (II) WITH RESPECT TO ANY CLASS OR SERIES OF SHARES OF CAPITAL STOCK OTHER THAN COMMON STOCK, NO PERSON MAY BENEFICIALLY

-----------------

*/  The portion of the legend in brackets shall be inserted only if applicable
-
and shall replace the preceding sentence.

     OWN OR CONSTRUCTIVELY OWN MORE THAN 9.8 PERCENT (IN VALUE OR NUMBER OF SHARES) OF THE OUTSTANDING SHARES OF SUCH CLASS OR SERIES OF SUCH STOCK OF THE CORPORATION, UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE) OR AN EXCLUDED HOLDER (IN WHICH CASE THE EXCLUDED HOLDER LIMIT SHALL BE APPLICABLE); (III) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK THAT WOULD RESULT IN THE CORPORATION BEING "CLOSELY HELD" UNDER SECTION 856(H) OF THE CODE, WOULD CAUSE EITHER THE CORPORATION TO BE CONSIDERED TO CONSTRUCTIVELY OWN AN INTEREST IN A TENANT THAT IS DESCRIBED IN SECTION 856(D)(2)(B) OF THE CODE PURPOSES OF APPLYING SECTION 856(C) OF THE CODE OR HOST MARRIOTT, L.P. TO BE CONSIDERED TO CONSTRUCTIVELY OWN AN INTEREST IN A TENANT THAT IS DESCRIBED IN SECTION 856(D)(2)(B) OF THE CODE FOR PURPOSES OF APPLYING SECTION 7704(D) OF THE CODE, OR OTHERWISE WOULD CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (IV) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT IN SHARES OF CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OWNS OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH CAUSE OR WILL CAUSE A PERSON TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SHARES OF CAPITAL STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A CHARITABLE TRUSTEE OF A CHARITABLE TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN

     VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. A
                                                               -- ------
     PERSON WHO ATTEMPTS TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN VIOLATION OF THE OWNERSHIP LIMITATIONS DESCRIBED ABOVE SHALL HAVE NO CLAIM, CAUSE OF ACTION OR ANY RECOURSE WHATSOEVER AGAINST A TRANSFEROR OF SUCH SHARES OF CAPITAL STOCK. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CORPORATION'S CHARTER, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SHARES OF CAPITAL STOCK OF THE CORPORATION ON REQUEST AND WITHOUT CHARGE.

                               Rights Certificate
                             HMC MERGER CORPORATION

          This certifies that        , or its registered assigns, is the
registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of ___________ ___, 1998 (the "Rights Agreement"), between HMC MERGER CORPORATION, a Maryland corporation (the "Company"), and THE BANK OF NEW YORK (the "Rights Agent"), to purchase from the Company at any time prior to November 22, 2008 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, non-assessable share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Stock") of the Company, at a purchase price of $_____ per one one-thousandth share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of ____________ __, ____, based on the Preferred Stock as constituted at such date, and are subject to adjustment upon the happening of certain events as provided in the Rights Agreement.

          From and after the occurrence of an event described in Section 11(a)(ii) of the Rights Agreement, the Rights evidenced by this Rights Certificate beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement), which the Board of Directors, in their sole discretion, determine is or was involved in or caused or facilitated, directly or indirectly (including through any change in the Board), such Section 11(a)(ii) Event, (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, concurrently with or after such transfer, became an Acquiring Person or an Affiliate or Associate of an Acquiring Person shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

          The Rights evidenced by this Rights Certificate shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.

          As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement).

          This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

          This Rights Certificate, with or without other Rights Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.005 per Right at any time prior to the earlier of the close of business on (i) the tenth day following the Stock Acquisition Date (as such time period may be changed in the discretion of the Board of Directors pursuant to the Rights Agreement), and (ii) the Final Expiration Date (as defined in the Rights Agreement). Under certain circumstances set forth in the Rights Agreement, the decision to redeem shall require the concurrence of two-thirds of the Board of Directors. After the expiration of the redemption period, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company, and such reinstatement is approved by the Company's Board of Directors.

          At any time after a person becomes an Acquiring Person, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such Acquiring Person which have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

          No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

          No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

          This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of ____________ __, ____


ATTEST:                              HMC MERGER CORPORATION


By:________________________________  By:________________________________
Name:                                Name:
Title:                               Title:


COUNTERSIGNED:


THE BANK OF NEW YORK


By:________________________________
Name:
Title:

                  [Form of Reverse Side of Rights Certificate]



                               FORM OF ASSIGNMENT
                               ------------------


(To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)


FOR VALUE RECEIVED _____________________________________________
hereby sells, assigns and transfers unto _______________________

______________________________________________________________________________
(Please print name and address of transferee)

______________________________________________________________________________
this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.


Dated: ____________ __, ____



                                    _____________________________
                                    Signature


Signature Guaranteed:

                                  Certificate
                                  -----------

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement);



          (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such Person.


Dated: ____________ __, ____                 _______________________________
                                             Signature


Signature Guaranteed:

                                     NOTICE
                                     ------


          The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

(To be executed if the registered holder desires to exercise Rights represented by the Rights Certificate.)


To:       ______________________________

          The undersigned hereby irrevocably elects to exercise ____________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:


-------------------------------------------------------------------------------
(Please print name and address)


-------------------------------------------------------------------------------

Please insert social security
or other identifying number:
                            --------------------------------


          If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:


--------------------------------------------------------------------------------
                        (Please print name and address)

--------------------------------------------------------------------------------

Please insert social security
or other identifying number:
                            -------------------------------------

--------------------------------------------------------


Dated: ____________ __, ____

                                  --------------------------------------------
                                  Signature

Signature Guaranteed:

                                  Certificate
                                  -----------

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement);

          (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of any such Person.


Dated: ____________ __, ____      _______________________________________
                                  Signature


Signature Guaranteed:

                                     NOTICE
                                     ------

          The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.